Exhibit 10.13

UNITED TECHNOLOGIES CORPORATION
EMPLOYEE STOCK OPTION PLAN

1. INTRODUCTION AND PURPOSE. The purpose of this Plan is to benefit the shareowners of the Corporation by (i) encouraging high levels of performance by employees of the Corporation by increasing the proprietary interests of such individuals in the Corporation’s growth and success; and (ii) recognizing those employees who demonstrate outstanding performance and potential through Awards designed to strengthen the relationship between the Corporation and such employees. To accomplish these objectives, the Plan authorizes the Award of non-qualified stock options to employees of the Corporation below the executive level whose efforts, responsibilities and long-term potential enable these individuals to contribute to the long term success of the Corporation. Stock Option Awards serve to recognize the performance and potential of such employees, foster commitment to the Corporation and its long term goals and to reward such individuals by sharing in any increase in the value of the Corporation’s Common Stock.

This Plan shall be effective January 1, 1997.

2. DEFINITIONS.

"Affiliate" means a corporation, partnership, joint venture or other entity in which the Corporation has an ownership or other financial interest.

"Award" means a grant of non-qualified stock options made in accordance with the terms hereof.

"Award Date" means the date an Award is granted.

"Board" means the Board of Directors of United Technologies Corporation.

"Business Unit" means an operating division, subsidiary or affiliate of the Corporation.

"Committee" means the Committee on Compensation and Executive Development of the Board.

"Common Stock" means the common stock of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, exchange or in lieu thereof.

"Corporation" means United Technologies Corporation.

"Expiration Date" means the last date a Stock Option Award may be exercised. An unexercised Stock Option Award shall be cancelled without value following the Expiration Date.

"Fair Market Value" means the closing price of Common Stock, as reported by the composite tape of New York Stock Exchange issues (or such other reporting system as shall be selected by the Committee) on the relevant date, or if no sale of Common Stock is reported for such date, the next following day for which there is a reported sale.

"Participant" means an individual who has been granted an Award pursuant to this Plan.

"Plan" means the United Technologies Corporation Employee Stock Option Plan, as set forth herein and as it may be amended from time to time.

"Stock Option" means the right to purchase a specified number of shares of Common Stock at a fixed option price equal to the Fair Market Value of Common Stock on the date the stock option is granted.

"Vesting Date" means the date a Stock Option first becomes exercisable.

3. ELIGIBILITY. Participants under this Plan shall consist of those non-executive employees of the Corporation whose responsibilities, efforts, initiative and long-term potential enable them to contribute to the success of the Corporation and the Business Units. Individuals who are employed in organizations which are affiliated with the Corporation through partnership, joint venture, or other arrangements involving financial and/or strategic collaboration whose efforts benefit the Corporation are also eligible to participate herein. Individual Participants shall be recommended by the Business Units, subject to the approval of the Chief Executive Officer. Executives of the Corporation and any individual who is a reporting person of the Corporation for purposes of Section 16 of the Securities Exchange Act of 1934 are not eligible to participate in the Plan.

4. EXERCISE AND PAYMENT OF OPTIONS.  A Participant may acquire shares of Common Stock by exercising his or her Stock Option Award, or portion thereof, during a period beginning on the third anniversary of the Award Date and ending on the tenth anniversary of the Award Date, unless the Expiration Date is accelerated as a result of termination, death or retirement as set forth in Section 5 hereof. The Vesting Date and Expiration Date are each set forth in the Statement of Award. The option to purchase shares will expire without value with respect to any Stock Option that is not exercised on or before the Expiration Date. It is the sole responsibility of the Participant, or the Participant’s representative, to exercise the Stock Option in a timely manner. The Corporation assumes no responsibility for, and will make no adjustments with respect to Stock Options that expire without value.

Stock Options may be exercised through a security brokerage firm with whom the Corporation has established an arrangement to facilitate Stock Option exercises. After the Participant establishes a relationship with one of the pre-approved security brokerage firms, the Participant may exercise Stock Options by notifying such broker of the options to be exercised. On the exercise date the broker will sell shares of Common Stock sufficient to cover the exercise price of the option plus any required tax withholding amounts. The broker will then wire transfer funds back to the Corporation equal to the exercise price and the required tax withholding amount. The Corporation will then immediately deliver to the broker a number of shares of Common Stock equal to the number of options exercised. The shares remaining after payment of the exercise price and tax withholding will at the Participant’s election either: (i) be placed in the Participant’s account; or (ii) sold on the market with net cash proceeds delivered to the Participant by the broker. No cash payment will be required to be paid to the broker or to the Corporation by the Participant at any time during the Stock Option exercise process.

5. TERMINATION OF EMPLOYMENT. A Stock Option that is vested as of the date of a Participant’s termination of employment may be exercised for a period of 90 calendar days following the date of termination, but in no event beyond the Expiration Date of the Stock Option. Stock Options which are not vested as of the termination date will be canceled without value except as specifically provided for below.

If a Participant’s employment terminates by reason of retirement, Stock Options that have been held at least one year as of the retirement date will become exercisable on the original scheduled Vesting Date and may be exercised thereafter until the third anniversary of the retirement date. Stock Options which are exercisable as of the retirement date may continue to be exercised for a period up to the third anniversary of the retirement date, but in no event beyond the Expiration Date of the Stock Option. For purposes of this Plan, retirement shall have the same meaning as defined in the United Technologies Corporation Retirement Plan and requires either: (i) attainment of age 65; (ii) retirement on or after age 55 with at least 10 years of service; or (iii) termination of employment between age 50 and 55 with a combination of age and service of at least 65 (i.e., the "rule of 65").

In the event of permanent and total disability, the Participant shall not be considered to have terminated employment for purposes of the Stock Option Award which shall become vested and exercisable in accordance with the terms of the Award without regard to the disability. An authorized leave of absence shall not be treated as a termination of employment if the Participant resumes active employment following such leave of absence.

In the event of the death of the Participant, the legal representative of the estate of the Participant may exercise all Stock Options outstanding as of the date of death, whether or not vested, for a period of one year following the date of death, regardless of the Expiration Date of the Stock Option.

If the Participant terminates employment for any reason other than death, disability or retirement, all non-vested Stock Options will be forfeited effective as of the termination date.

6. LIMITATION ON NUMBER OF SHARES. The number of shares with respect to which Stock Option Awards may be issued for any calendar year shall not exceed one million shares of Common Stock. This limitation shall be subject to adjustment as provided for in Section 10 hereof.

7. AMENDMENT AND TERMINATION. The Committee reserves the right to amend, suspend or discontinue the Plan at any time or to alter or to amend any Award under the Plan to the extent permitted by law.

8. ADMINISTRATION. Awards under this Plan shall be granted subject to the review and approval of the Chief Executive Officer. All questions of interpretation and administration with respect to the Plan and Awards thereunder shall be determined by the Senior Vice President, Human Resources and Organization or his successor, and his determination shall be final and conclusive upon all parties and interest.

9. ADJUSTMENT PROVISIONS. If the Corporation effects a subdivision or consolidation of shares of Common Stock or other capital adjustment, the payment of a stock dividend or other increase or reduction of the number of shares of Common Stock outstanding without receiving consideration therefore in money, services or property, the number of shares of Common Stock then remaining subject to this Plan and outstanding Awards and the maximum number of shares that may be issued under this Plan shall: (a) in the event of an increase in the number of outstanding shares, the number of shares subject to an Award shall be proportionately increased and the exercise price for each share then covered by an outstanding Award shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased. The maximum number of shares that may be subject to an Award in any given year shall be increased or decreased to reflect the subdivision, consolidation or other capital adjustment. In addition, in such circumstances, the Committee shall make such adjustments to Awards under the Plan as the Committee deems appropriate.

10. CHANGE OF CONTROL. In the event of a change of control of the Corporation, or if the Board reaches agreement to merge or consolidate with another company and the Corporation is not the surviving Corporation or if all, or substantially all of the assets of the Corporation are sold, or if the Corporation shall make a distribution to shareowners that is non-taxable under the Internal Revenue Code, or if the Corporation shall dissolve or liquidate (a "Restructuring Event"), then the Committee may, in its discretion, recommend that the Board take any of the following actions as a result of, or in anticipation of, any such Restructuring Event to assure fair and equitable treatment of Plan Participants:

(a) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

(b) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Restructuring Event; and

(c) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Plan Participants following such Restructuring Event. Any such action by the Board shall be conclusive and binding on the Corporation and all Plan Participants.

For purposes of this Section, "Change of Control" shall mean: (i) the acquisition by any person of voting shares of the Corporation if, as a result of the acquisition, such person, or any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 of which such person is a part, owns at least 20% of the outstanding voting shares of the Corporation; or (ii) a change in the composition of the Board such that within any period of two consecutive years, persons who (a) at the beginning of such period constitute the Board or (b) become directors after the beginning of such period and whose election, or nomination for election by the shareowners of the Corporation, was approved by a vote of at least two-thirds of the persons who were either directors at the beginning of such period or whose subsequent election or nomination was previously approved in accordance with this clause (b), cease to constitute at least a majority of the Board.

11. NON-ASSIGNABILITY. No assignment or transfer of any interest of the Participant in any of the rights represented by any Award hereunder whether voluntary or involuntary, by operation of law or otherwise shall be permitted except by will or by the laws of descent and distribution. Any attempt to assign such interests shall be void and shall be without force or effect.

12. AWARDS NOT TO AFFECT OR BE AFFECTED BY CERTAIN TRANSACTIONS. Neither the Plan nor the Awards hereunder shall affect in any way the right or power of the Corporation or its shareowners to make or authorize: (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business; (b) any merger or consolidation of the Corporation; (c) any issue of bonds, debentures, preferred or prior preference stocks holding any priority or preferred to, or otherwise affecting in any respect the Common Stock of the Corporation or the rights of the holders of such Common Stock; (d) the dissolution or liquidation of the Corporation; (e) any sale or transfer of all or any part of its assets or business; or (f) any other corporate act or proceeding.

13. NOTICES. Every notice or other communication relating to this Plan and any Award hereunder shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party or through electronic delivery at the Participant’s internal electronic mail address. Unless and until some other address has been so designated, all notices by the Participant to the Corporation shall be mailed to or delivered to the Corporation’s Director, Compensation at United Technologies Building, MS 504, Hartford, Connecticut 06101, and all notices by the Corporation to the Participant shall be given to the Participant personally or be mailed to the Participant at his or her address as shown on the records of the Corporation.

14. TAXES/WITHHOLDING. The Participant shall be responsible for any income or other tax liability attributable to amounts realized from Awards. The Corporation shall take such steps as are appropriate to assure compliance with applicable federal, state and local tax withholding requirements. The Corporation shall, to the extent required by law, have the right to withhold shares from a Stock Option exercise or to deduct directly from any payment due the Participant or from the Participant's regular compensation, all federal, state and local taxes of any kind (including taxes imposed by international tax authorities with requisite jurisdiction) required by law to be withheld with respect to value realized upon the exercise of a Stock Option.

15. RIGHT OF DISCHARGE RESERVED. Nothing in this Plan or in any Award granted hereunder shall confer upon any Participant the right to continue in the employment or service of the Corporation or any Business Unit for any period of time or affect any right that the Corporation or a Business Unit may have to terminate the employment or service of such Participant at any time for any reason.

16. RIGHT OF CORPORATION TO REVOKE AWARDS.  Notwithstanding any other provision herein, the Corporation reserves the right, prior to a Change of Control of the Corporation, to cancel any Award, whether or not vested, if the Senior Vice President, Human Resources and Organization determines that the Participant has engaged in any act or practice with respect to the affairs of the Corporation or the Business Units, whether or not employed by the Corporation at the time, that is materially detrimental to the Corporation or the Business Units, provided, however that the Corporation shall not take any such action in an arbitrary or capricious manner.

17. NATURE OF PAYMENTS. All Awards made pursuant to this Plan are in consideration of services performed for the Corporation or the Business Units. Any gains realized pursuant to such Awards constitute a special award payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Corporation.

18. UNFUNDED PLAN. The Plan is unfunded. Neither the Corporation nor the Board shall separate assets or establish a trust for the purpose of funding the obligations represented by Awards hereunder. The Corporation’s liability to Participants with respect to the Plan is based solely upon its contractual obligations created by the Awards granted hereunder. No such obligation shall be deemed to be secured by any pledge or encumbrance of any property of the Corporation.

19. NO RIGHTS AS A SHAREOWNER. No Participant shall have the rights of a Shareowner with respect to any Stock Option Award under the Plan until the Participant acquires shares of Common Stock pursuant to the exercise of a Stock Option Award.

20. GOVERNMENT CONTRACT COMPLIANCE. The "UTC Policy Statement on Business Ethics and Conduct in Contracting with the United States Government" calls for compliance with the letter and spirit of Government Contracting Laws and Regulations. In the event of a violation of Government Contracting Law or Regulation, the Corporation reserves the right to revoke any Awards made under this Plan.

21. GOVERNING LAW. The Program shall be governed by and construed in accordance with the laws of the State of Connecticut.

22. INTERPRETATIONS. Any materials provided to Participants, including descriptive brochures and Statements of Award are subject in all respects to the terms of the Plan. In the event that any provision of a descriptive brochure, Statement of Award or other Plan communication is inconsistent with the terms of the Plan, the terms of the Plan shall control. Any question of administration or interpretation arising under this Plan shall be determined by the Senior Vice President, Human Resources and Organization, such determination to be final and conclusive upon all parties in interest.

UNITED TECHNOLOGIES CORPORATION

Attest: Richard M. Kaplan	By: William L. Bucknall, Jr.
Assistant Secretary	Title: Senior Vice President
Human Resources and Organization